UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Contribution Agreement

On July 24, 2009, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”), El Paso Corporation (“El Paso”), El Paso Noric Investments III, L.L.C. (“EP Noric”), Colorado Interstate Gas Company (“CIG”) and EPPP CIG GP Holdings, L.L.C. (“EPPP CIG”).  Pursuant to the Contribution Agreement, El Paso and EP Noric (collectively, the “Contributing Parties”) agreed to sell to the Partnership (together with the Operating Company and EPPP CIG, the “Partnership Parties”) an 18% general partner interest in CIG (the “Interest”) in exchange for a cash consideration of $214.5 million.

Pursuant to the Contribution Agreement, the Contributing Parties agreed to indemnify the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees, and the officers, directors and employees of El Paso Pipeline GP Company, L.L.C. (the “Partnership Indemnified Parties”) against certain losses resulting from any breach of the Contributing Parties’ or CIG’s representations, warranties covenants or agreements.  The Partnership Parties agreed to indemnify the Contributing Parties, CIG, their affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees against certain losses resulting from any breach of the Partnership Parties’ representations, warranties covenants or agreements.  Certain of the parties’ indemnification obligations, considered collectively, are subject to a deductible of $2.145 million and are subject to a ceiling amount of approximately $32.175 million.  In addition, the parties’ indemnification obligations for certain tax liabilities and losses are not subject to the deductible or the ceiling amount.

The description of the Contribution Agreement in this report is qualified in its entirety by reference to the copy of the Contribution Agreement filed as Exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.

Conveyance Agreement

 In accordance with the Contribution Agreement and in connection with the closing of the transaction contemplated by the Contribution Agreement, on July 24, 2009, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Conveyance Agreement”) with the Operating Company, El Paso, EP Noric, CIG and EPPP CIG pursuant to which the Contributing Parties contributed the Interest to the Partnership Parties. The Conveyance Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Second Amendment to the General Partnership Agreement of CIG

 In connection with the closing of the transaction contemplated by the Contribution Agreement and the Conveyance Agreement, on July 24, 2009, EP Noric and EPPP CIG entered into the Second Amendment to the General Partnership Agreement of CIG (the “CIG Amendment”) to reflect the contribution of the Interest to the Partnership Parties. After giving effect to the transactions contemplated by the Contribution Agreement and the Conveyance Agreement, the Contributing Parties own 42% of CIG and the Partnership Parties own 58% of CIG in the form of general partner interests. The CIG Amendment is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference into this Item 1.01.

Relationships

Currently, El Paso indirectly owns 55,326,397 Common Units and 27,727,411 subordinated units representing limited partner interests in the Partnership, which in the aggregate represent a 64.9% limited partner interest in the Partnership.  El Paso Pipeline GP Company, L.L.C. serves as the general partner of the Partnership (the “General Partner”), holding a 2% general partner interest and incentive distribution rights in the Partnership.  El Paso indirectly owns 100% of the General Partner which allows it to control the Partnership. Each of the Partnership, the General Partner, the Operating Company and CIG is an indirect subsidiary of El Paso.  After giving effect to the contribution in connection with the Contribution Agreement, El Paso will directly or indirectly own a 42% general partner interest in CIG.  Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company.  The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; and (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; reimbursement for certain expenditures.

In addition, each of the Partnership and CIG currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership and the CIG General Partnership Agreement, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.

The conflicts committee of the board of directors of the General Partner unanimously recommended approval of the terms of the Partnership’s acquisition of the Interest.  The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.  In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership pursuant to the Contribution Agreement is fair, from a financial point of view, to the holders of Common Units of the Partnership, other than the General Partner and its affiliates. The board of directors of the General Partner unanimously approved the terms of the Partnership’s acquisition of the Interest.

Item 2.01 Completion of Acquisition or Disposition of Assets.

          The information set forth under the captions “Contribution Agreement” and “Conveyance Agreement” in Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 7.01. Regulation FD Disclosure.

               On July 27, 2009, the Partnership issued a press release announcing the closing of the transaction contemplated by (i) the Contribution Agreement and (ii) the Conveyance Agreement. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) — (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information

      Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Partnership will amend this filing not later than 71 calendar days after July 30, 2009, to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 2.1
Contribution Agreement, dated July 24, 2009, by and among El Paso Pipeline Partners, L.P., El Paso Pipeline Partners Operating Company, L.L.C., El Paso Corporation, El Paso Noric Investments III, L.L.C., Colorado Interstate Gas Company and EPPP CIG GP Holdings, L.L.C.

Exhibit 10.1
Contribution, Conveyance and Assumption Agreement, dated July 24, 2009, by and among El Paso Pipeline Partners, L.P., El Paso Noric Investments III, L.L.C., EPPP CIG GP Holdings, L.L.C., El Paso Pipeline Partners Operating Company, L.L.C., Colorado Interstate Gas Company and El Paso Corporation.

Exhibit 10.2	Second Amendment to the General Partnership Agreement of Colorado Interstate Gas Company, dated July 24, 2009.

Exhibit 99.1	Press release dated July 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  July 28, 2009

  Exhibit Index

Exhibit Number	Description

Exhibit 2.1
Contribution Agreement, dated July 24, 2009, by and among El Paso Pipeline Partners, L.P., El Paso Pipeline Partners Operating Company, L.L.C., El Paso Corporation, El Paso Noric Investments III, L.L.C., Colorado Interstate Gas Company and EPPP CIG GP Holdings, L.L.C.

Exhibit 10.1
Contribution, Conveyance and Assumption Agreement, dated July 24, 2009, by and among El Paso Pipeline Partners, L.P., El Paso Noric Investments III, L.L.C., EPPP CIG GP Holdings, L.L.C., El Paso Pipeline Partners Operating Company, L.L.C., Colorado Interstate Gas Company and El Paso Corporation.

Exhibit 10.2	Second Amendment to the General Partnership Agreement of Colorado Interstate Gas Company, dated July 24, 2009.

Exhibit 99.1	Press release dated July 27, 2009.